UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2013

BGC Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28191, 1-35591	13-4063515
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification No.)

499 Park Avenue, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 610-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As previously announced, at the end of the second quarter of 2013, BGC Partners, Inc. (the “Company”) redeemed or exchanged an aggregate of approximately 77.4 million BGC Holdings, L.P. (“BGC Holdings”) limited partnership units. The Company expects to issue to partners approximately 45.2 million shares of the Company’s Class A common stock, par value $0.01 (the “Class A common stock”), of which approximately 39.1 million will be subject to certain restrictions on transferability (the “Restricted Stock”). The Company also expects to pay the anticipated withholding taxes owed on behalf of these partners related to this redemption/exchange of units and share issuance.

The Company’s named executive officers are participating in the above transactions as follows: Howard W. Lutnick, the Company’s Chief Executive Officer, redemption/exchange of 5,930,035 previously issued limited partnership units, with 2,889,279 shares of Class A common stock and 1,016,375 shares of Restricted Stock (Mr. Lutnick does not currently intend to sell any of these shares of Class A common stock); Shaun D. Lynn, the Company’s President, redemption/exchange of 3,017,721 previously issued limited partnership units, with 664,066 shares of Class A common stock and 1,815,711 shares of Restricted Stock; Stephen M. Merkel, the Company’s Executive Vice President, General Counsel and Secretary, redemption of 355,131 previously issued limited partnership units, with 228,674 shares of Restricted Stock; Sean A. Windeatt, the Chief Operating Officer of the Company, redemption of 437,813 previously issued limited partnership units, with 349,136 shares of Restricted Stock; and A. Graham Sadler, the Company’s Chief Financial Officer, redemption of 189,975 previously issued limited partnership units, with 151,496 shares of Restricted Stock. The number of shares actually delivered to the named executive officers will be net of shares withheld to pay withholding taxes. These shares were awarded to the named executive officers on July 30, 2013.

In addition, in connection with the foregoing, Messrs. Lynn, Windeatt and Sadler will receive newly-issued BGC Holdings limited partnership units that are equivalent to 9.75% of their non-exchangeable units that were redeemed in the above transactions. Upon any sale or other transfer by such executive officers of shares of Restricted Stock, a proportional number of these newly-issued units will be redeemed for zero by BGC Holdings. The newly-issued units are not expected to be made exchangeable into shares of Class A common stock.

The shares of Class A common stock expected to be issued to the executive officers are governed by the BGC Partners, Inc. Fourth Amended and Restated Long Term Incentive Plan (the “LTIP”) and pursuant to the Company’s existing registration statements on Form S-8 for the LTIP. The shares of Restricted Stock expected to be issued to the executive officers will generally have all of the rights of a holder of shares of Class A common stock, including (i) the right to vote such shares, (ii) the right to receive any declared dividends, and (iii) the rights available to all holders of Class A common stock upon any merger, consolidation, reorganization, liquidation or dissolution, stock split-up, stock dividend or recapitalization undertaken by the Company, subject to any restrictions relating to the Restricted Stock set forth at the time in the applicable transaction documents. The shares of Restricted Stock will become transferable in 10 years, subject to acceleration. The shares of Restricted Stock are not subject to continued employment or service with the Company or any affiliate or subsidiary of the Company or other risk of forfeiture, except that the shares are subject to forfeiture (if not then already transferable) if the holder competes during his or her service or employment term or during the four years thereafter.

Discussion of Forward-Looking Statements by BGC Partners

Statements in this report regarding the Company that are not historical facts are forward-looking statements that involve risks and uncertainties. Except as required by law, the Company undertakes no obligation to release any revisions to any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual events and results to differ from those contained in the forward-looking statements, see the Company’s Securities and Exchange Commission filings, including, but not limited to, the risk factors set forth in its public filings, including its most recent Form 10-K and any updates to such risk factors contained in subsequent Form 10-Q or Form 8-K filings. These risks include those related to the possibility that any of the anticipated benefits of the transactions described herein will not be realized; the effect of such transactions on the Company’s business relationships, operating results and business generally; general competitive, economic, political and market conditions and fluctuations; and actions taken or conditions imposed by regulatory authorities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BGC Partners, Inc.

Date: August 7, 2013	By:	/s/ Howard W. Lutnick
	Name:	Howard W. Lutnick
	Title:	Chairman and Chief Executive Officer

[Signature Page to Form 8-K, dated August 7, 2013, with respect to executive compensation]